Exhibit 3.41(b)

F990914001204

CERTIFICATE OF CHANGE
OF

MONETARY MANAGEMENT OF NEW YORK, INC.

Under Section 805-A of the Business Corporation Law

1.                                       The name of the corporation is
MONETARY MANAGEMENT OF NEW YORK, INC.

If applicable, the original name under which it was formed is

2.                                       The Certificate of Incorporation of said corporation was filed by the Department of State on 11/6/86.

3.                                       The address of C T Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4.                                       The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o C T CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.                                       Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6.                                       C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

C T CORPORATION SYSTEM
By:	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

NY Domestic Corporation – agent/process address

E9 - DRAWDOWN

F990914001204

CERTIFICATE OF CHANGE
OF

MONETARY MANAGEMENT OF NEW YORK, INC.

Under Section 805-A of the Business Corporation Law

Filed by:	C T CORPORATION SYSTEM
111 Eighth Avenue
New York, New York 10011

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED SEP 14 1999
TAX $	[ILLEGIBLE]	9/14/99
BY:	/s/ [ILLEGIBLE]

990914001250

NY Domestic Corporation agent and/or process address